Jerrick

OTCQB:JMDA

Jerrick Media Holdings, Inc., is a holding company of technology-enabled media assets focused on the development of digital communities. Its flagship product Vocal is a long-form, digital publishing platform built to provide content creators with content management tools that are embedded within genre-specific digital communities. Vocal enables targeted marketing of branded content and delivers e-commerce opportunities embedded in content. PwC forecasts that online advertising will grow 9.9% a year to be a **$116 billion market by 2021**. Through Jerrick's content creation, distribution and interaction, Jerrick helps advertisers and marketers find innovative ways to target and engage customers through a variety of rich digital media content. The community sites are managed by a dedicated team with a focus on revenue conversion of the published material via digital arbitrage. Vocal has 32 genre-specific communities that range from technology, art, culture, health and wellness, gaming, food, financial, cannabis and others. Content is created by the Company, users, as well as external collaborators and includes: videos, imagery, articles, e-books, film, and TV projects. Built-in monetization features pay the content creators for their work and creates loyalty and appeal. As of February 2018, Vocal has 200K active content creators and 6.3 million monthly pageviews and nearly 500 stories submitted per day. Jerrick's revenue streams include: advertising & marketing services, genre-specific products related to its brands, licensing and white-labeling, branded entertainment, sponsorship opportunities, and royalties & production fees for original content. Jerrick is a highly undervalued asset with a record of growth in content, creators, and readers in a platform that is scalable and efficient.



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Key Growth Drivers

1) Value Creation—Vocal is a next-gen platform to discover and support a new generation of creators and their stories. Through genre-specific websites, Jerrick is able to provide advertisers with a more transparent and targeted opportunity for their brands as well as reward creators.
2) Market Opportunity/Growth— PwC forecasts that online advertising will grow 9.9% a year to be a $116 billion market by 2021. Jerrick is in the trenches of digital advertising, digital media, and content creation. Long-form social content is the emerging player in the media space and Vocal is capitalizing off of it. Vocal has grown from nothing to 32 genre specific communities, 200K active content creators, 6.3M monthly pageviews and nearly 500 stories submitted per day. At the end of 2018, Vocal is projected at 50 communities, 500,000 content creators, 15M unique monthly visitors and 1,200 content contributions per day.
3) Business Model—Jerrick has a scalable and efficient content-to-commerce model that is an integral part of monetization. Jerrick is able to acquire content cost-effectively relative to traditional media and advertising models.
4) Management—The Management team is comprised of proven leaders and innovators with a breadth of expertise in financial, technology development, design, film, TV, media and other channels. Management is poised to adapt to the future with exceptional development and operational teams.

Market Snapshot (OTCQB: JMDA)	
Fiscal Year	Dec. 31
Price (4/02/18)	$0.16
Average Volume (90 day)	24K
Shares Outstanding	39.5M
Market Cap	$6.3M

Price and volume quotes from Yahoo! Finance and other reliable sources

Recent Developments

- Announced MOU to form Abacus in joint venture with Thinkmill, Inc., a digital development company based in Sydney, Australia. The mission of Abacus will be to develop powerful solutions for content creators by further developing both the Vocal platform and the established communities and content that exist today
- Company secured over $1 million in 2-year Notes and launched two new community sites on Vocal, TheChain.Media (blockchain & cryptocurrency) and Trader.Media (financial markets)
- Jerrick's social publishing platform Vocal has crossed over 100,000 users (content creator) accounts and reaching over 5,000,000 page views per month
- Launched two new community sites on Vocal, Blush.Media (all things beauty) and Cleats.Media (all things soccer/football)
- Closed $4.3 million private placement

Jerrick Media Holdings, Inc.

202 South Dean Street
Englewood, NJ 07631
www.jerrickmedia.com

Contact
info@jerrick.media
ir@jerrick.media
(888) 784-6660

Investment Catalysts

Vocal 2.0

- Vocal utilizes proven concepts that Reddit ($1.8B valuation) Medium ($600M valuation) and other companies use successfully and builds upon areas they lack to provide a next generation platform that offers advanced monetization abilities, and allows brands to access highly targeted audiences. Vocal is ideal at merging writers, creators and brands with the solutions they need.
- Vocal's substantial inventory of content features unpublished photos, trademarks, videos, scripts, short stories, and articles across various genres that can monetized.
- Vocal is capable of hosting all forms of rich media content that reaches audiences through a portfolio of genre -specific communities, as well as through other social and digital distribution channels.
- Vocal uses an algorithmically enhanced strategy developed in-house for cost-effective user acquisition and optimization.
- Content amplification, SEO/SEO optimization, social campaigns, inbound marketing, analytics, strategic partnerships, customer support, and a UI/UX Design, are just some of the many tools Vocal employs to maintain and grow the platform.

Vocal


Choose a community to submit your story
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CRIMINAL
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How Vocal Works (Content Creator)

I. Create content with a best-in-class editor
II. Submit content to one of the applicable genre-specific communities
III. Start monetizing through engagements and gifts


LIFEHACK


trader

Revenue Streams

- Jerrick's diversified and scalable business model allows for different channels to bring in revenue.
- Branded content and affiliated sales are the current revenue drivers but the Company is focusing and developing in-house agency production, platform processing fees, SaaS subscriptions and self-serve native advertising.

Innovation

- Jerrick doesn't like to ride on its own coattails, but pushes the envelope and innovates while making calculated improvements.
- The Company continues to tweak Vocal to make a great platform even greater for all users.
- AI, referral programs, editor updates, network search functionality, open API, machine learning curation algorithms, monetization integrations are some of the tools Vocal is using or developing to enhance the platform.

Management

Jeremy Frommer, Founder & CEO - Jeremy's career includes two decades in the financial technology industry, working as a hedge fund and portfolio manager, as well as on the sell-side of the financial industry. Jeremy started NextGen Trading, a software development company building proprietary equity trading platforms. NextGen was acquired by Carlin Financial Group of which Jeremy became CEO. RBC Capital Markets Corporation eventually bought Carlin. At RBC, he was managing director, head of the Global Prime Services group, and a member of the RBC Global Equities Operating Committee. After two years of investing in the digital media space, Jeremy partnered with longtime friend and Hollywood Producer Rick Schwartz in 2012, forming Jerrick Media. Today, Jerrick's product Vocal has become the premier long form social publishing platform.

Rick Schwartz, Founder & President - Rick is an award-winning film and tv producer. Throughout his career, he has worked on a wide range of critically acclaimed and commercially successful films including *Gangs of New York*, *Machete*, *The Departed*, and *Black Swan*. Rick has been involved with movies that have grossed over $1 billion dollars in worldwide box office sales and earned 31 Academy Award Nominations. His most recent tv show, *Lip Sync Battle*, is the highest rated show in Spike's history and continues to set digital records for the network's online channel. He is a member of the Producers Guild of America and the Screen Actors Guild, as well as a published writer whose work has appeared in such outlets as The Times of London, The Huffington Post, The Washington Times, and Grantland.

Justin Maury, Principal & Head of Creative - Justin joined the Jerrick Media team in 2013. As Creative Director, Justin is responsible for the design and distribution of Jerrick Media's digital assets and Vocal technology. Working with New York based agencies, Justin collaborated on projects with Deutsche Bank, Oppenheimer Funds, New York Fashion Film Festival, Don Julio Tequila, as well as a number of New York based fashion houses. Justin lead the creation, design, and maintenance of Jerrick's premier product, Vocal.